FS Energy and Power Fund 8-K
Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 24, 2013 (together with all schedules and exhibits hereto, this “Fourth Amendment”), is entered into by and between FSEP TERM FUNDING, LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, the “Administrative Agent”) and a Lender.  Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A.           The Borrower, the Administrative Agent and the Lender are parties to a Credit Agreement, dated as of June 24, 2011, as amended by the First Amendment to Credit Agreement, dated as of May 30, 2012, the Second Amendment to Credit Agreement, dated as of August 28, 2012, and the Third Amendment to Credit Agreement, dated as of October 18, 2012 (as so amended, the “Credit Agreement”, and the Credit Agreement, as further amended by this Fourth Amendment, the “Amended Credit Agreement”), which provides for, among other things, revolving Loans to be made by the Lender to the Borrower in an aggregate principal amount not exceeding $240,000,000.

B.           The Borrower, the Administrative Agent and the Lender desire to provide for (i) an extension of the Scheduled Commitment Termination Date to June 24, 2014 and (ii) the consolidation of the existing tranches of commitments into a single tranche.  In connection therewith, the Borrower, the Administrative Agent and the Lender acknowledge that, upon the effectiveness of this Fourth Amendment, the Commitments will represent Commitments that were previously extended in separate tranches each of which, among other things, had a distinct Applicable Margin.  This Fourth Amendment shall be effective with respect to the Loans and the Commitments on a prospective basis only.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.     Amendment of Credit Agreement.  Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)          The following definitions are hereby deleted from Annex I to the Credit Agreement: “First Amendment Closing Date”, “Second Amendment Closing Date”, “Third Amendment Closing Date”, “Tranche A Commitment”, “Tranche A Lender”, “Tranche A Loan”, “Tranche B Commitment”, “Tranche B Lender”, “Tranche B Loan”, “Tranche C Commitment”, “Tranche C Commitment Rate”, “Tranche C Delayed Draw Term Loan”, “Tranche C Lender”, “Tranche D Commitment”, “Tranche D Commitment Rate”, “Tranche D Delayed Draw Term Loan” and “Tranche D Lender”.

(b)          The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Applicable Margin” means 1.80% per annum.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” means, for each day, the Unused Amount as of such day multiplied by a fraction, the numerator of which is 0.75% and the denominator of which is 360.

“Make Whole Fee” means with respect to any reduction in the Maximum Commitment, the difference of (1) the product of (a) the Commitment Reduction Amount multiplied by (b) 0.75% multiplied by (c) (i) the number of days remaining until the Scheduled Commitment Termination Date, divided by (ii) 360, less (2) any Make Whole Fee Rebate; provided that in no event shall the Make Whole Fee be less than zero.

“Scheduled Commitment Termination Date” means June 24, 2014.

(c)          Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.01.  Commitment.  Subject to the terms and conditions of this Agreement, each Lender severally commits, from the Closing Date to the Commitment Termination Date, to make revolving loans (collectively, “Loans”) to the Borrower, in an aggregate amount not to exceed at any time the outstanding amount of such Lender’s Commitment with respect to the Loans; provided that the Lenders shall not be required to make any Loans hereunder if, after giving effect thereto and to the receipt and application by the Borrower of the proceeds of such Loans, the then aggregate outstanding principal amount of such Loans would exceed the lesser of (a) the Maximum Commitment and (b) the Maximum Advance Amount at such time.  Subject to the preceding limitation and the terms and conditions of this Agreement, the Borrower may from time to time and prior to the Commitment Termination Date borrow, prepay, repay and reborrow Loans.”

(d)          Section 2.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date. The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least ten (10) Business Days’ prior written notice to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans and (iv) any such reduction shall be applied to reduce pro rata each Lender’s Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the pro rata reduction of such Lender’s Commitment.

(b) Concurrently with any reduction in the Maximum Commitment or termination of the Lenders’ Commitment to make Loans hereunder prior to the Scheduled Commitment Termination Date for whatever reason (including following the occurrence of an Event of Default), the Borrower shall pay to the Administrative Agent, for the account of the Lenders, the applicable Make Whole Fee; provided that, in no event shall any Make Whole Fee be payable in connection with any reduction or termination of the Maximum Commitment by the Administrative Agent or the Lenders under Section 2.04.”

(e)          Section 3.01(a) of the Credit Agreement is hereby amended by deleting the words “tranche of” immediately prior to the words “Loan as well as such Lender’s Applicable Percentage of such Loan” in the second to last sentence of Section 3.01(a).

(f)          Section 3.03(b) of the Credit Agreement is hereby amended as follows:

(1)        by amending and restating clause (i) in its entirety to read as follows:

“(i) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the aggregate outstanding principal amount of any Loans made as part of any particular Borrowing; provided that:

(A) no such prepayment may be made which, after giving effect thereto, would result in the aggregate outstanding principal amount thereof being less than $1,000,000 (unless repaid in full) or other than an integral multiple of $1,000 for amounts in excess thereof;

(B) each such voluntary prepayment shall require prior written notice specifying the date and amount of such prepayment (or telephonic notice promptly confirmed in writing) to the Administrative Agent, not later than 12:00 p.m. (New York time) at least two (2) Business Days’ prior to the date of such prepayment.  The Administrative Agent shall promptly notify each Lender of its receipt of such notice, and of the amount of such prepayment that will be applied to each Lender; and

(C) any such prepayment of principal shall be applied pro rata to each outstanding Loan.”

(2)        by deleting clause (iv) in its entirety.

(g)         Exhibit B to the Credit Agreement is deleted and replaced by Exhibit B to this Fourth Amendment.

(h)         Number 4 of Exhibit C to the Credit Agreement is deleted and replaced by the following:

“4.         Assigned Amount:  $[    ]”

Section 2. Conditions Precedent.  It shall be a condition precedent to the effectiveness of this Fourth Amendment that each of the following conditions are satisfied:

(a)         Agreements.  The Administrative Agent shall have received an executed counterpart of this Fourth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b)         Amendment Fee Agreement.  The Administrative Agent shall have received an executed counterpart of the Amendment Fee Agreement, dated as of the date hereof, by and between the Borrower and DBNY, duly executed and delivered by an Authorized Representative of the Borrower.

(c)         Evidence of Authority.  The Administrative Agent shall have received:

(1)                 a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated as of the date hereof, as to:

(i)        the authority of the Borrower to execute and deliver this Fourth Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Fourth Amendment and each other Credit Document to be executed by it in connection with this Fourth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii)       the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Fourth Amendment and the other Credit Documents to be executed and delivered in connection with this Fourth Amendment and to act with respect to this Fourth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificate; and

(iii)      the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2)                 such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(d)        Notes.  Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall have received a Note substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower.  Upon each requesting Lender’s receipt of such Note, such Lender shall promptly return to the Borrower the Note delivered by the Borrower to such Lender on the Closing Date.

(e)        Certificate as to Conditions, Warranties, No Default, Agreements etc.  The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the date hereof, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1)                 all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2)                 all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the date hereof (unless expressly made as of a certain date, in which case such representation or warranty shall be true and correct in all material respects as of such date);

(3)                 all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the date hereof (unless expressly made as of a certain date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

(4)                 no Default or Event of Default shall be continuing.

(f)          Opinions of Counsel.  The Administrative Agent shall have received a customary opinion letter, dated as of the date hereof and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and FS Advisor, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

(g)         Manager Letter.  The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G-2 hereto addressed to the Administrative Agent and the Lenders.  All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the date hereof with the same effect as if then made.

(h)         FS Advisor Letter.  The Administrative Agent shall have received from FS Advisor a letter in the form of Exhibit I-2 hereto addressed to the Administrative Agent and the Lenders.  All representations and warranties of FS Advisor set forth therein shall be true and correct in all material respects as of the date hereof with the same effect as if then made.

(i)          Closing Fees, Expenses, etc.  The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Amended Credit Agreement.  The fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Administrative Agent and the Lenders, to the extent payable under the Amended Credit Agreement, shall be payable promptly upon execution of this Fourth Amendment.

(j)          Federal Reserve Form U-1.  Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment as amended by this Fourth Amendment.

(k)          After giving effect to any requested Borrowing on the date hereof (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(l)          Satisfactory Legal Form.  All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fourth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fourth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the

Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fourth Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3.     Miscellaneous.

(a)          GOVERNING LAW.  THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b)          Amendments, Etc.  None of the terms of this Fourth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Administrative Agent and the Lender, and each such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purpose for which given.

(c)          Severability.  If any one or more of the covenants, agreements, provisions or terms of this Fourth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fourth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fourth Amendment.

(d)          Counterparts.  This Fourth Amendment may be executed by the parties hereto in separate counterparts, including by .pdf attachment to a transmission by electronic mail or by facsimile transmission, which counterparts shall together constitute one and the same instrument; provided that it is understood and agreed that each of the parties hereto shall deliver to the other party manually executed originals promptly following the date of this Fourth Amendment.

(e)          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)           Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fourth Amendment.

(g)          Entire Agreement.  This Fourth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

FSEP TERM FUNDING, LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Executive Vice President

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Satish Ramakrishna
Name: Satish Ramakrishna
Title: Managing Director

LENDER

DEUTSCHE BANK AG, NEW YORK BRANCH as Lender

By:	/s/ Ian R. Jackson
Name: Ian R. Jackson
Title: Director

By:	/s/ Satish Ramakrishna
Name: Satish Ramakrishna
Title: Managing Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Amount of Commitment	Percentage
$240,000,000	100%